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                                                                    EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


         SUBSIDIARY                                    STATE OF INCORPORATION
         ----------                                    ----------------------

(1)      Uvex Safety, Inc.                             Rhode Island

(2)      Titmus Optical, Inc.                          Delaware

(3)      Pro-Tech Respirators, Inc.                    Rhode Island

(4)      Bacou USA Finance, Inc.                       Minnesota

(5)      Bacou Foreign Sales Corporation               U.S. Virgin Islands